Exhibit 99.1

Investment Corporation

AAMES INVESTMENT CORPORATION

Closes $1.14 Billion Asset-Backed Securitization

Los Angeles, California, May 31, 2005 – Aames Investment Corporation (NYSE: AIC), a mortgage real estate investment trust, today closed a securitization and related offering by Aames Mortgage Investment Trust 2005-2 of approximately $1.14 billion of notes backed by non-conforming mortgage loans transferred to the trust. The securitization lead managers were Countrywide Securities Corporation and Citigroup Global Markets Inc. and co-managers were Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Friedman Billings Ramsey & Co., Inc., Lehman Brothers Inc., Morgan Stanley & Co. and RBS Greenwich Capital.

The notes are characterized as debt for both tax and financial reporting purposes and represent obligations of Aames Mortgage Investment Trust 2005-2, a Delaware statutory trust. The assets of the trust included two groups of mortgage loans secured by one-to-four family residential mortgages. The notes do not represent a financial obligation of Aames Investment but will be consolidated onto Aames Investment’s consolidated financial statements under generally accepted accounting principles.

Class	Class Principal Amount	Summary Interest Rate Formula	Rating Moody’s /S&P
1A1	$143,042,000	1 month LIBOR plus 0.080%	Aaa/AAA
1A2	$289,696,000	1 month LIBOR plus 0.220%	Aaa/AAA
1A3	$17,300,000	1 month LIBOR plus 0.360%	Aaa/AAA
2A1	$449,414,000	1 month LIBOR plus 0.230%	Aaa/AAA
M1	$40,542,000	1 month LIBOR plus 0.450%	Aa1/AA+
M2	$41,121,000	1 month LIBOR plus 0.470%	Aa2/AA+
M3	$24,325,000	1 month LIBOR plus 0.500%	Aa3/AA
M4	$22,008,000	1 month LIBOR plus 0.630%	A1/AA
M5	$19,113,000	1 month LIBOR plus 0.660%	A2/AA
M6	$16,796,000	1 month LIBOR plus 0.720%	N/R/AA-
M7	$18,533,000	1 month LIBOR plus 1.200%	Baa1/A+
M8	$14,479,000	1 month LIBOR plus 1.350%	Baa2/A
M9	$13,321,000	1 month LIBOR plus 1.850%	Baa3/A-
B1	$12,700,000	1 month LIBOR plus 3.000%	N/R/BBB+
B2	$5,833,000	1 month LIBOR plus 3.000%	N/R/BBB
B3	$6,950,000	1 month LIBOR plus 3.000%	N/R/BBB
B4	$9,264,000	1 month LIBOR plus 3.000%	N/R/BBB-

Total:	$1,144,437,000

Contact Information

For more information contact Steven C. Canup, Senior Vice President – Corporate Development and Investor Relations, in Aames Investment’s Investor Relations Department at (323) 210-5311 or at info@aamescorp.com via email.

Additional information may also be obtained by visiting www.aames.net, Aames Investment’s website.

Information Regarding Forward Looking Statements

This press release may contain forward-looking statements under federal securities laws. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties that may cause our performance and results to vary include: (i) changes in overall economic conditions and interest rates; (ii) an inability to originate subprime hybrid/adjustable mortgage loans; (iii) increased delinquency rates in our portfolio; (iv) adverse changes in the securitization and whole loan market for mortgage loans; (v) declines in real estate values; (vi) limited cash flow to fund operations and dependence on short-term financing facilities; (vii) concentration of operations in California, Florida, New York and Texas; (viii) extensive government regulation;(ix) intense competition in the mortgage lending industry and (x) an inability to comply with the federal tax requirements applicable to REITs and effectively operate within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties and information relating to the company, see the Form 10-K for the year ended December 31, 2004 and other filings with the SEC made by the company pursuant to the Securities Exchange Act of 1934. Aames Investment expressly disclaims any obligation to update or revise any forward-looking statements in this press release.